Exhibit 99.1

AGREEMENT TO FILE JOINT SCHEDULE 13D

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of the common stock of Greenwich LifeSciences, Inc., a Delaware corporation.  The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated: October 9, 2020	/s/ Snehal Patel
Snehal Patel

Dated: October 9, 2020	SNEHAL PATEL IRA

	By:	/s/ Snehal Patel
Snehal Patel, Trustee

Dated: October 9, 2020	KINNARY PATEL IRA

	By:	/s/ Kinnary Patel
Kinnary Patel, Trustee

Dated: October 9, 2020	PATEL FAMILY TRUST 1

	By:	/s/ Snehal Patel
Snehal Patel, Co-Trustee

	By:	/s/ Kinnary Patel
Kinnary Patel, Co-Trustee

Dated: October 9, 2020	PATEL FAMILY TRUST 2

	By:	/s/ Snehal Patel
Snehal Patel, Co-Trustee

	By:	/s/ Kinnary Patel
Kinnary Patel, Co-Trustee

Dated: October 9, 2020	PATEL FAMILY TRUST 3

	By:	/s/ Snehal Patel
Snehal Patel, Co-Trustee

	By:	/s/ Kinnary Patel
Kinnary Patel, Co-Trustee